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                       [JENKENS & GILCHRIST LETTERHEAD]

                              February 11, 1997

Dawson Production Services, Inc.
Suite 700
901 Northeast Loop 410
San Antonio, Texas 78209

        Re: Opinion as to Legality of Organization and Certain Securities of Dawson Production Services, Inc.

Gentlemen:

        We have acted as counsel to Dawson Production Services, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended ("Securities Act") of (i)_____% Senior Notes due 2007 (the "Notes") in the principal amount of $110,000,000 to be offered by the Company in an underwritten public offering, (ii) 4,600,000 shares of the Company's Common Stock, $.01 par value, (including 600,000 shares subject to the Underwriters' over-allotment option) to be offered by the Company in an underwritten public offering (the "Company Shares") and (iii) 1,387,828 shares of the Company's Common Stock, $.01 par value, to be offered by certain selling shareholders of the Company in an underwritten public offering (the "Selling Shareholder Shares, and collectively with the "Company Shares" to be referred to herein as the "Shares"). The terms and conditions of the offering of the Notes are described in a prospectus (the "Debt Prospectus") and the terms and conditions of the offering of the Shares are contained in a separate prospectus (the "Equity Prospectus"), both contained in a registration statement (File No. 333-19413), as amended (the "Registration Statement") on Form S-1 filed on February 13, 1997 with the Securities and Exchange Commission (the "Commission").

        We have examined (i) the Debt Prospectus, the Equity Prospectus and the Registration Statement, (ii) a form of Indenture proposed to be entered into between the Company and U.S. Trust Co. of Texas, N.A., as Trustee, pertaining to the Notes, (iii) the Articles of Incorporation of the Company, as amended, and the Bylaws and corporate proceedings of the Company, and (iv) such other records, documents, opinions and instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have made such legal and factual determination as we have deemed relevant.




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Dawson Production Services, Inc.
February 11, 1997
Page 2

       Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

       1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas;

       2. when the Indenture has been duly executed and delivered by the officers authorized by the Board of Directors of the Company or a duly authorized committee thereof to execute and deliver the same, it will constitute a legal, valid and binding instrument of the Company, enforceable against the Company in accordance with its terms;


       3. the Notes are duly authorized, and when executed and authenticated in the manner set forth in the Indenture and when sold, issued to and paid for by the Underwriters, will be legal, valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, general equitable principles and other laws relating to or affecting the enforcement of creditors' rights; and


       4. the Shares are duly authorized, and when issued to and paid for by the Underwriters will be validly issued, fully paid and non-assessable securities of the Company.


       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference being made to our firm under the caption "Legal Matters" in the Debt Prospectus and the Equity Prospectus. We also consent to the filing of this opinion with state securities officials in connection with the registration of the Notes and the Shares under applicable state securities laws. In giving this consent, this firm does not thereby admit that it comes into the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                        Sincerely yours,

                                        JENKINS & GILCHRIST,
                                        A Professional Corporation



                                        By:
                                           ---------------------------------
                                                J. Rowland Cook
                                                Authorized Signatory on
                                                Behalf of the Corporation